SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, the Compensation Committee of our Board of Directors approved the grant to each of our named executive officers of an award of Class C Profits Interest Units (which we refer to as the Class C Units) of our operating partnership, Digital Realty Trust, L.P. under our First Amended and Restated 2004 Incentive Award Plan. A new form of Class C Profits Interest Units Agreement was approved by the Compensation Committee. Under the new agreements, the effective date of the awards is May 2, 2007, and the awards are on the terms and conditions set forth in the agreements.

If the performance condition and the other vesting conditions are satisfied with respect to a Class C Unit, as described below and as set forth in the applicable Class C Profits Interest Units Agreement, the Class C Unit will be treated in the same manner as the existing long-term incentive units issued by our operating partnership.

Pursuant to the Class C Profits Interest Units Agreement, the Class C Units subject to each award will vest based on the achievement of a total shareholder return (which we refer to as the performance condition) as measured on November 1, 2008 (which we refer to as the first measurement date) and May 1, 2010 (which we refer to as the second measurement date). If:

•	with respect to the first measurement date, we achieve a total shareholder return equal to at least 18% over a period commencing on May 2, 2007 and ending on November 1, 2008; and

•

with respect to the second measurement date, we achieve a total shareholder return equal to at least 36% over a period commencing on May 2, 2007 and ending on the earlier of May 1, 2010 and the date of a change in control of our company, the performance condition will be deemed satisfied with respect to a number of Class C Units that is based on the executive’s allocated percentage of an aggregate performance award pool. For purposes of calculating the total shareholder return during this period, the initial value of our common stock will be equal to $40.51 (which represents the five day trailing average of the closing prices of our common stock ending on May 1, 2007) and the ending value of our common stock will be based on the thirty day trailing average as of the applicable measurement date and will include an amount that would have been realized if all cash dividends paid during the performance period were reinvested in common stock on the applicable dividend payment date.

The aggregate amount of the performance award pool will be equal to 8% of the “excess shareholder value” created during the applicable performance period, but in no event will the amount of the pool exceed:

•	$17 million for the first measurement date; or

•	$40 million (less the amount of the performance award pool as of the first measurement date) for the second measurement date.

Under the Class C Profits Interest Units Agreements, “excess shareholder value” is equal to the excess of:

•

the aggregate market value of the total number of shares of common stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our common stock), over

•

an increase in the aggregate market value of the common stock and units as of May 1, 2007 of 18% with respect to the first measurement date and 36% with respect to the second measurement date, plus in each case a prorated increase the aggregate market value of new shares of common stock and units issued by our company or our operating partnership during the performance period.

The first and second measurement dates may be accelerated as follows:

•

in the event that during any 60 consecutive trading days ending prior to November 1, 2008 the performance award pool, if calculated on each trading day during such period, equals or exceeds $17 million on each such trading day, the first measurement date will be accelerated to the last trading day of the 60-day period; and

•

in the event that during any 60 consecutive trading days ending prior to May 1, 2010, the performance award pool, if calculated on each trading day during such period, equals or exceeds $40 million on each such trading day, the second measurement date will instead be accelerated to the last trading day of the 60-day period.

Except in the event of a change in control of our company, 60% of the Class C Units that satisfy the performance condition will vest at the end of the three year performance period ending on May 1, 2010 and an additional 1/60th of such Class C Units will vest on the date of each monthly anniversary thereafter, provided that the executive’s service has not terminated prior to the applicable vesting date. If, however, a change in control of our company occurs on or before April 30, 2010 and we achieve a total annual shareholder return (based on the price per share paid in the change in control transaction) equivalent to at least 36% (prorated to the date of the change of control), 100% of the Class C Units that satisfy the performance condition as of the change in control date will vest immediately prior to the change in control. In addition, if a change in control of our company occurs after the second measurement date and the executive remains a service provider, the Class C Units will fully vest immediately prior to the change in control.

If the executive’s service is terminated due to death or disability (or without cause or for good reason if the executive’s employment agreement defines “cause” or contemplates a “good reason” termination) prior to the end of the performance period or change in control date and we later satisfy the performance condition, a pro rata portion of the Class C Units will then vest based on the executive’s length of service during the performance period (20% if the executive remained in service through May 1, 2008 and 1/60th on each subsequent monthly anniversary thereafter).

To the extent that any Class C Units fail to satisfy the performance condition at the end of the performance period (or the change in control date, if earlier), such Class C Units will automatically be cancelled and forfeited by the executive. In addition, any Class C Units which are not eligible for pro rata vesting in the event of a termination of the executive’s employment due to death or disability (or without cause or for good reason, if applicable) will automatically be cancelled and forfeited upon a termination of the executive’s employment.

In the event that the value of the executive’s allocated portion of the award pool that satisfies the performance condition equates to a number of Class C Units that is greater than the number of Class C Units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference. Sixty percent of the shares of restricted stock will be vested at the time of issuance and 1/60th of such shares will vest on each monthly anniversary thereafter, subject to full accelerated vesting in the event of a subsequent change in control of our company. If, however, this additional payment is made in connection with a change in control of our company that satisfies the performance condition, all of the shares issued will be fully vested at the time of issuance. If the executive’s service is terminated due to death or disability (or without cause or for good reason, if applicable) prior to the end of the performance period or change in control date, the executive will be entitled to receive a similar pro rata payment, based on his service during the performance period, in the form of shares of fully vested common stock rather than restricted stock, subject to compliance with applicable federal and state securities laws.

All determinations, interpretations and assumptions relating to the vesting and calculation of the awards under the Class C Profits Interest Units Agreements will be made by the administrator of our First Amended and Restated 2004 Incentive Award Plan (presently the Compensation Committee). In addition, the administrator may, in its discretion, adjust or modify the methodology for calculating the vesting of the awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of our common stock which the administrator of our Amended and Restated 2004 Incentive Award Plan does not consider indicative of our performance, such as the issuance of new common stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

The table below sets forth the names, number of Class C Units awarded and award pool percentages with respect to the awards approved by the Compensation Committee on May 2, 2007 to our named executive officers.

Named Executive Officer	Number of Class C Units	Award Pool Percentage
Michael F. Foust	112,608	15.00%
A. William Stein	56,304	7.50%
Scott E. Peterson	52,551	7.00%
Christopher J. Crosby, Jr.	65,688	8.75%
Richard A. Magnuson	112,608	15.00%

A copy of a form of the Class C Profits Interest Units Agreement for the awards to our named executive officers will be filed with our Quarterly Report on Form 10-Q for the quarter ending June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Joshua A. Mills
Joshua A. Mills General Counsel and Assistant Secretary

Dated: May 8, 2007